SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                                June 6, 2000
       -------------------------------------------------------------
              Date of Report (Date of earliest event reported)


                                 Bestfoods
     -----------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


        Delaware                   1-4199                     36-2385545
------------------------------------------------------------------------------
    (State or Other        (Commission File Number)         (IRS Employer
    Jurisdiction of                                      Identification Number)
     Incorporation)


700 Sylvan Avenue
International Plaza
Englewood Cliffs, New Jersey                            07632-9976
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


                               (201) 894-4000
     -----------------------------------------------------------------
             Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS.

     On June 6, 2000, Bestfoods ("Bestfoods") and Unilever PLC and, Unilever N.V. (collectively, "Unilever") announced that they had signed a definitive merger agreement, as a result of which Bestfoods will become an indirect wholly owned subsidiary of Unilever. Under the terms of the agreement, upon the effectiveness of the merger of an indirect subsidiary of Unilever into Bestfoods, each outstanding share of Bestfoods' common stock will be converted into the right to receive $73 per share in cash. The transaction is expected to close in the fourth quarter of 2000, subject to the vote of Bestfoods' and Unilever's stockholders and customary regulatory approvals and closing conditions.

     The related press release is attached hereto as Exhibit 99.1. The related merger agreement is attached hereto as Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated June 6, 2000, by and among Unilever PLC, Unilever N.V., Conopco, Inc., Titan Acquisition Company and Bestfoods.

Exhibit 99.1 Joint Press Release, dated June 6, 2000. The Joint Press Release is incorporated by reference to the Registrant's
                Schedule 14A filed June 6, 2000.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2000                     BESTFOODS


                                         By:  /s/ EDUARDO B. SANCHEZ
                                              -------------------------------
                                              Vice President, General Counsel

                               EXHIBIT INDEX

Exhibit                                  Exhibit Description
Number

 2.1 Agreement and Plan of Merger, dated June 6, 2000, by and among Unilever PLC, Unilever N.V., Conopco, Inc., Titan Acquisition Company and Bestfoods

99.1 Joint Press Release, dated June 6, 2000. The Joint Press Release is incorporated by reference to the Registrant's Schedule 14A filed June 6, 2000